INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT, (the "Agreement") is made and entered into as of April 25, 2001, by and among Worldport Communications, Inc., a Delaware corporation ("Worldport"), WorldPort Holdings, Inc., a Delaware corporation ("Purchaser"), Hostmark World, LP, a Delaware limited partnership ("Seller"), Hostmark World Holdings, LLC, a Delaware limited liability company ("Hostmark"), Sturm Group, Inc., a Wyoming corporation ("SGI") and Donald L. Sturm ("Sturm" and, together with Hostmark and SGI, the "Guarantors").

                                    RECITALS

         A. Seller and Purchaser have entered into a Stock Purchase Agreement, dated as of April 25, 2001 (the "Purchase Agreement"), pursuant to which Purchaser will acquire from Seller all of the issued and outstanding shares of Hostmark World Limited, a private limited company formed under the laws of England and Wales, Hostmark AB, a company formed under the laws of Sweden, and Hostmark GmbH, a company formed under the laws of Germany (the "Entities") in exchange for up to 5,100,000 shares of Worldport common stock to be issued as and when provided in the Purchase Agreement (the "Transaction").

         B. One or more of the Guarantors have entered into the following agreements which provide for guaranties with respect to obligations of one or more of the Entities (each a "Guaranty" and collectively, the "Guaranties"): (i) a Deed incorporating Licence to Assign, Licence to Change Use and Deed of Variation dated 28 September 2000, relating to Building 86/88 Bestobell Road, Trading Estate, Slough, Berkshire, England; (ii) a Lease dated 28 September 2000, relating to Building 86/88 Bestobell Road, Trading Estate, Slough, Berkshire, England; (iii) a Guarantee (SW: Proprieborgen) dated 7 April 2000 relating to a lease agreement entered into on 6 April 2000, between Chalkglade AB (now known as Hostmark AB), and KGK Fastigheter i Lunda AB for the property Ullfors 1, Finspangsgatan 25, Stockholm, Sweden; and (iv) a Letter of support (Patronatserklarung) relating to a lease contract concluded on October 5, 2000, between advantag-e Deutschland GmbH (now known as Hostmark GmbH) and Graphigrund Grundstucksverwaltung GmbH.

         C. In connection with the consummation of the Transaction, Worldport and Purchaser have agreed to use their reasonable efforts to obtain the release of the Guaranties.

         D. Worldport and Purchaser have agreed to indemnify the Guarantors from amounts due under the Guaranties at any time such releases are not in effect, in accordance with the terms of this Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. INDEMNIFICATION. Worldport and Purchaser, jointly and severally (the "Indemnifying Parties"), hereby agree to indemnify, each of the Guarantors (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and reimburse and pay the Indemnified Parties for any amounts paid by an Indemnified Party as


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required to be paid by a Guarantor under the Guaranties (whether paid pursuant to a judgment or settlement).

         2. NOTIFICATION OF CLAIMS. In the event that any claim, action or proceeding ("Claim") is made or commenced under any Guaranty, the Indemnified Party shall so notify the Indemnifying Parties in writing of such claim in writing within ten days, provided the failure to give such notice within such period shall not relieve the liability of the Indemnifying Parties hereunder except to the extent the Indemnifying Parties are materially prejudiced thereby.

         3. DEFENSE OF CLAIMS. In those instances in which a third party Claim is asserted against an Indemnified Party, or an Indemnified Party is made a party defendant in any third party Claim, under one of the Guaranties, if the Indemnifying Parties agree in writing to be bound by and pay the full amount of any final judgment from which no further appeal may be taken relating to such Claim, then the Indemnifying Parties shall have the right to assume the defense of said Claim at the Indemnifying Parties' cost and expense. If the Indemnifying Party does not notify the Indemnified Party that it is assuming the defense of a Claim, within 20 days of receiving notice of such Claim from the Indemnified Party, then if the Indemnifying Party subsequently assumes the defense of such Claim the Indemnifying Party shall also indemnify the Indemnified Party for the reasonable out-of-pocket professional fees and expenses and court costs incurred by the Indemnified Party prior to the date the Indemnifying Party assumed such defense. The Indemnified Party shall be entitled to participate in the defense of any Claim, the defense of which is assumed by the Indemnifying Party, with its own counsel and at its own expense. The Indemnified Parties shall not settle or compromise any Claim without the prior written approval of the Indemnifying Parties, not to be unreasonably withheld or delayed. The Parties shall cooperate in the defense of any Claim and the relevant records of each party shall be made available on a timely basis. In the event that the Indemnifying Parties do not assume the defense of a Claim, the Indemnified Parties may defend such Claim and the Indemnifying Parties shall reimburse and pay the Indemnified parties for all reasonable expenses of such defense, including, without limitation, professional fees and expenses and court costs.

         4. PAYMENT OF INDEMNITIES. All amounts payable by the Indemnifying Parties shall be payable promptly and directly to each relevant Indemnified Party in immediately available funds.

         5. TERM. This Agreement shall terminate on the earliest date when all of the Guaranties have been released or terminated or the underlying obligations covered by the Guaranties have been extinguished or released by the parties to which the Guaranties have been granted.

         6. NOTICES. Any request, communication, or other notice required or permitted hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile (with a confirming copy sent by postage prepaid certified or registered mail) or delivered by recognized overnight or international courier service or personal delivery (as the situation may require) at the respective address or facsimile number of the party receiving notice as set forth below. Any party hereto may by notice so given change its address or facsimile number for future notice hereunder. All such notices and other communications hereunder shall be deemed



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given (i) upon confirmation of delivery, if sent by facsimile and (ii) upon delivery, if sent by recognized overnight or international courier service or personal delivery.

         (a)      if to Worldport or Purchaser, to:

                  Worldport Communications, Inc.
                  975 Weiland Road, Suite 160
                  Buffalo Grove, Illinois  60089
                  Attn:    John T. Hanson
                  Telephone:        (847) 229-8200
                  Facsimile:        (847) 537-3797

                  with a copy (which shall not constitute notice) to

                  McDermott, Will & Emery
                  227 West Monroe Street
                  Chicago, Illinois  60606
                  Attn:  Helen R. Friedli, P.C.
                  Telephone:        (312) 984-7563
                  Facsimile:        (312) 984-3669

         (b)      if to Hostmark, to:

                  Hostmark World Holdings LLC
                  c/o Sturm Group, Inc.
                  3033 East First Avenue, Suite 200
                  Denver, Colorado  80206
                  Attn:    Donald L. Sturm
                           Richard H. Siegel
                  Telephone:        (303) 394-5005
                  Facsimile:        (303) 321-4444

                  with a copy (which shall not constitute notice) to

                  Holme Roberts & Owen LLP
                  1700 Lincoln, Suite 4100
                  Denver, Colorado  80203
                  Attn:    Charles D. Maguire, Jr.
                  Telephone:        (303) 861-7000
                  Facsimile:        (303) 866-0200

         (c)      If to SGI or Sturm, to:

                  Sturm Group, Inc.
                  3033 East First Avenue, Suite 200
                  Denver, Colorado  80206


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                  Attn:    Donald L. Sturm and Richard H. Siegel
                  Telephone:        (303) 394-5005
                  Facsimile:        (303) 321-4444

         with a copy (which shall not constitute notice) to

                  Holme Roberts & Owen LLP
                  1700 Lincoln Street, Suite 4100
                  Denver, Colorado  80203
                  Attn:    Charles D. Maguire, Jr.
                  Telephone:        (303) 861-7000
                  Facsimile:        (303) 866-0200

         7. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement: (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by any party without the prior written consent of the other parties thereto specifically provided.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

         10. SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         11. OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.


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         13. RULES OF CONSTRUCTION. Worldport, Purchaser, Seller, and the
Guarantors agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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         IN WITNESS WHEREOF, Worldport, Purchaser, Seller and the Guarantors
have caused this Indemnification Agreement to be duly executed as of the date first written above.

                                            WORLDPORT COMMUNICATIONS, INC.


                                            By:      /S/ Stanley H. Meadows
                                                --------------------------------
                                            Name:    Stanley H. Meadows
                                                  ------------------------------
                                            Title:   Assistant Secretary
                                                   -----------------------------


                                            WORLDPORT HOLDINGS, INC.


                                            By:      /S/ Stanley H. Meadows
                                                --------------------------------
                                            Name:    Stanley H. Meadows
                                                  ------------------------------
                                            Title:   Assistant Secretary
                                                   -----------------------------


                                            HOSTMARK WORLD HOLDINGS, LLC


                                            By:      /S/ Bruno d/Avanzo
                                                --------------------------------
                                            Name:    Bruno d'Avanzo
                                                  ------------------------------
                                            Title:   Chief Executive Officer
                                                   -----------------------------


                                            STURM GROUP, INC.


                                            By:      /S/ Richard Siegel
                                                --------------------------------
                                            Name:    Richard Siegel
                                                  ------------------------------
                                            Title:   General Counsel
                                                   -----------------------------



                                            /S/ Donald L. Sturm
                                            ------------------------------------
                                            DONALD L. STURM


                                            HOSTMARK WORLD, LP


                                            By:      /S/ Bruno d'Avanzo
                                                --------------------------------
                                            Name:    Bruno d'Avanzo
                                                  ------------------------------
                                            Title:   Chief Executive Officer
                                                   -----------------------------